SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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Document Capture Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOCUMENT CAPTURE TECHNOLOGIES, INC.
1798 Technology Drive
Suite 178
San Jose, California 95110
(408) 436-9888

August 27, 2009

Dear Fellow Stockholder:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) will be held at 11:00 a.m., Eastern Standard Time, on September 14, 2009 at One Penn Plaza, New York, New York 10119. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card (the “Proxy”) and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company’s Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company’s Annual Report for the fiscal year ended December 31, 2008 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote “FOR” all of the six persons listed as candidates for a position on the Board of Directors, (b) as to Proposal 2, the Proxy confers authority to vote “FOR” the approval of the 2009 Stock Option Plan, (c) as to Proposal 3, the Proxy confers authority to vote “FOR” the approval of the appointment of  Hein & Associates LLP, as the Company’s independent auditor for the year ended December 31, 2009, and (d) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder’s discretion.

The Company’s Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote “FOR” all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Thank you for your investment and continued interest in Document Capture Technologies, Inc.

Sincerely,

/s/ David Clark

David Clark
Chief Executive Officer

DOCUMENT CAPTURE TECHNOLOGIES, INC.
1798 Technology Drive
Suite 178
San Jose, California 95110
(408) 436-9888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MONDAY, SEPTEMBER 14, 2009

Notice is hereby given that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Document Capture Technologies, Inc., a Delaware corporation (the “Company” or “Document Capture”), will be held at One Penn Plaza, New York, New York 10119, on Monday, September 14, 2009 at 11:00 a.m., Eastern Standard Time, for the following purposes:

1.	To elect six Directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve the Company’s 2009 Stock Option Plan;

3.	To ratify the appointment by the Company’s Board of Directors of Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2008; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on July 17, 2009, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company’s office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS’ RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors
/s/ William Hawkins
William Hawkins, Secretary

August 27, 2009

DOCUMENT CAPTURE TECHNOLOGIES, INC.
1798 Technology Drive
Suite 178
San Jose, California 95110
(408) 436-9888

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board of Directors”) of Document Capture Technologies, Inc. (the “Company” or “Document Capture”) of proxies to be voted at the 2009 Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on Monday, September 14, 2009 at One Penn Plaza, New York, New York 10119 and at any adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect six Directors to the Board of Directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To approve the Company’s 2009 Stock Option Plan, (iii) To appoint Hein & Associates LLP, to serve as the Company’s independent auditors for the year ended December 31, 2009; and (iv) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company’s Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value (the “Common Stock”), of the Company at the close of business on July 17, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting.

The principal executive offices of the Company are located at 1798 Technology Drive, Suite 178, San Jose, California 95110 and its telephone number is (408) 436-9888. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is approximately August 28, 2009. A copy of the Company’s Annual Report for the fiscal year ended December 31, 2008 is enclosed with these materials, but should not be considered proxy solicitation material.

INFORMATION CONCERNING SOLICITATION AND VOTING

As of the Record Date, there were 18,468,770 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 369 holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for the approval of each of Proposals 1, 2 and 3. For purposes of approval of each of Proposals 1, 2 and 3, abstentions will not be counted as votes entitled to be cast on each of these matters and will have no effect on the result of the vote. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on each of Proposals 2 and 3 and will have no effect on the outcome of the vote.

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. Stockholders attending the meeting may revote their proxies at the meeting.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

Proposals 1, 2 and 3 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder’s shares.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six individuals have been nominated to be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company’s Board of Directors currently consists of five persons, however, the Board of Directors has approved an increase in the number of Board seats from five to six persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company except for Jody R. Samuels. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted “FOR” the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The name and age of each of the six nominees, his position with the Company, and the period during which such person has served as a Director are set out below.

Name	Year First Elected As an Officer Or Director	Age	Position(s) Held
Edward M. Straw	2008	70	Chairman of the Board of Directors
David Clark	2004	41	Chief Executive Officer and Director
William Hawkins	2004	53	President and Director
Frank Musso	2008	54	Director
Darwin Hu	2004	56	Director
Jody R. Samuels	2009	40	None

There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

EDWARD M. STRAW became Chairman of our Board of Directors on July 15, 2008. Mr. Straw is currently Executive Vice President of PRTM Management Consultants, a world class, operational strategy consulting group, where he assists with business development in federal, high tech and consumer packaged goods verticals as well as mentors and coaches younger partners in leadership, communication, presentation and deal closing skills. He also serves on the boards of Eddie Bauer Holdings, MeadWestvaco Corporation, Ply Gem Industries, Panther Expedited Services, and is the Chairman of Odyssey Logistics and Technology.

From 2000 to 2005, Mr. Straw served as President of Global Operations of the Estée Lauder Companies Inc., where he led the manufacturing, research and development, information systems, package engineering, quality assurance and global supply chain areas, which support all 20 brands of the Estée Lauder Companies around the world. From 1998 to 2000, Mr. Straw was Senior Vice President, Global Manufacturing and Supply Chain Management at Compaq Computer Corporation, then, the world’s largest computer company. At Compaq, Mr. Straw was responsible for integrating and managing its global supply chain across the entire organization and among suppliers, partners and customers. Before joining Compaq, from 1997 to 1998, Mr. Straw was President of Ryder Integrated Logistics, Inc., the leading provider of supply chain services in North America.

Prior to joining the private sector, Mr. Straw served in various positions in the U.S. Navy for over 30 years, including as Vice Admiral, Director and Chief Executive Officer of the Defense Logistics Agency, the largest military logistics command supporting the American armed forces. Mr. Straw is also currently Trustee for the U.S. Naval Academy Foundation, and has served on the Board of Directors of the Navy Federal Credit Union, the U.S. Chamber of Commerce, and the Boy Scouts of America, National Capital Region. Mr. Straw holds a Bachelor of Science degree in Engineering from the U.S. Naval Academy and an MBA from the George Washington University.

DAVID CLARK has been our Chief Executive Officer since March 1, 2008 and prior thereto served as Senior Vice President of Business Development and a director since July 2004. From October 2003 to July 2004 Mr. Clark was President of Nautical Vision, Inc. a market specific image display company where he created and implemented the company’s business plan which involved product sourcing, sales and marketing and general management.  From June, 2001 to October, 2003 Mr. Clark actively invested in and consulted to a diverse group of companies in addition to being involved in residential development.

Mr. Clark was President and CEO of Homebytes.com from November, 1998 to May of 2001, where he was primarily responsible for raising in excess of twenty five million dollars in funding from investors including America Online, FBR Technology Venture Partners, PNC Bank, and Bank of America, as well as being instrumental in the acquisition of a key competitor of Homebytes.com.  Prior thereto Mr. Clark was the head of distribution and a director of Take Two Interactive (NASDAQ:TTWO) which was a result of TTWO’s acquisition of Inventory Management Systems, Inc. (I.M.S.I.), of which Mr. Clark was a co-founder and President.   Prior to founding I.M.S.I., Mr. Clark held various management positions with Acclaim Entertainment (NASDAQ:AKLM), and the Imagesoft division of SONY Music (NYSE:SNE).   Mr. Clark received a B.S. in Business from the State University of New York at Binghamton in 1990.

WILLIAM HAWKINS became our President on March 1, 2008 and prior thereto served as Chief Operating Officer and Secretary since April 2, 2004. On June 8, 2007, he was appointed to our board of directors. Mr. Hawkins has held various management positions at Syscan, Inc., the Registrant's wholly-owned subsidiary, since 1999, including V.P. of Sales and Marketing, President and General Manager of Syscan Imaging Group. Prior thereto, Mr. Hawkins' product focus was primarily in the imaging systems and computer peripheral markets, including senior positions with General Electric (UK), Kaman Aerospace, British Aerospace Engineering, Gartner Research and Per Scholas. Mr. Hawkins received a bachelor's degree in Physics from the University of Maryland in 1978 and an MBA from Johns Hopkins University with a Management of Technology Concentration (MOT).

FRANK MUSSO has been a director since May 15, 2008. Mr. Musso has served in various consulting and management roles specializing in finance, accounting and tax since July 1991. In February 2007, Mr. Musso began working with Alix Partners on several engagements. In December 2007, he began representing secured creditors and debtor-in-possession lenders in a Chapter 11 filing during which time he worked with the debtor’s financial advisor in filing statements of financial affairs, monitoring compliance with credit agreements and reviewing budgets and cash flow forecasts.

Since 1995, Mr. Musso has provided financial consulting for a startup competitive intelligence software firm, including cost accounting, tax preparation and planning, business valuation, loan compliance, establishing benefit plans, personnel issues, training accounting staff, selecting and implementing web-based labor reporting and resolving disputes between partners. From November 2006 to February 2007, Mr. Musso served as Acting Chief Financial Officer of a startup company that developed a communication device for children unable to speak, where he oversaw the general ledger, implemented new web-based accounting software, implemented cost savings, replaced accounting staff and prepared financial projections for lenders and investors. From March 2005 to June 2006, he assisted a $200 million retailer refinance its debt and sell its company by preparing cash flow and financial projections, coordinating due diligence, preparing budgets and purchase accounting and developing procedures to monitor revolving credit collateral. Prior to that, from October 2004 to July 2005, Mr. Musso worked for a regional bank to monitor a $70 million medical diagnostic services company during its refinancing, where he performed detailed revenue analyses and identified significant lost revenue.

Mr. Musso has also been the Treasurer, Director and Executive Committee member of two non profit organizations over the past nine years. He received a B.S. in Accounting and Public Administration from Georgetown University in 1977. Mr. Musso is a member of the American Institute of Certified Public Accountants (AICPA), the New York State Society of Certified Public Accountants (NYSSCPA), the Connecticut Society of Certified Public Accountants (CSCPA), the Turnaround Management Association and the Association of Certified Fraud Examiners.

DARWIN HU became our Chairman, President and Chief Executive Officer on April 2, 2004, in connection with our acquisition of Syscan, Inc. Mr. Hu resigned as President and Chief Executive Officer on March 1, 2008 and stepped down as Chairman of the Board of Directors on July 15, 2008. Mr. Hu continues to serve as a director of the Company. Prior to April 2, 2004, Mr. Hu was the President and Chief Executive Officer of Syscan, Inc., our wholly-owned subsidiary.  Mr. Hu has over 21 years of experience in the high-tech industry and has held various management related positions within organizations related to color graphic imaging input scanning, display output and imaging communication product development, manufacturing and sales and marketing.  Before joining Syscan, Inc. in April 1998, Mr. Hu held senior management positions at Microtek, Xerox, OKI, AVR, DEST, Olivetti and Grundig.  Mr. Hu holds a bachelor's degree in Engineering Science from National Cheng-Kung University, Taiwan, and a master's degree in Computer Science and Engineering from California State University, Chico, USA.

JODY R. SAMUELS has been a partner of the law firm of Richardson & Patel LLP since 2006.  Prior thereto he was an associate and then a partner with the law firm of Ellenoff, Grossman & Schole from 2004 through 2006.  From 1996 through 2004, Mr. Samuels was an associate at the law firm of Gersten Savage LP.  Mr. Samuels has been the Company’s corporate counsel since Syscan, Inc., our operating subsidiary, merged with Bankengine Technologies, Inc. in 2004.  Mr. Samuels represents many public and private companies in connection with their corporate and securities transactions including public offerings, PIPE’s, reverse mergers, as well as M&A transactions and regulatory compliance.  Mr. Samuels also represents broker-dealers in connection with public and private securities offerings.  Mr. Samuels received a B.S. in Accounting from Brooklyn College in 1991 and his Juris Doctorate from New York Law School in 1995.

Vote Required

Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a majority of the votes cast at the meeting and will be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Messrs. Straw, Clark, Hawkins, Musso, Hu and Samuels. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Compensation of Directors

The general policy of our Board of Directors is that compensation for Directors should consist primarily of equity-based compensation. The Company did not pay any cash compensation to any members of our Board of Directors during the year ended December 31, 2008. Directors are also reimbursed for actual expenses incurred in connection with performing duties as directors.

Meetings and Committees of the Board of Directors

Our Board of Directors held 3 meetings during the fiscal year ended December 31, 2008.  All directors attended at least 75% of the meetings of the Board in 2008.  All other board actions were completed through unanimous written consents.

Our Board of Directors did not have a separate audit committee during the fiscal year ended December 31, 2008.  As such, the entire Board of Directors acted as our Audit Committee.  We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  However, as part of implementing Sarbanes Oxley and to strengthen and improve our internal disclosure controls and procedures, our Board established an Audit Committee on January 20, 2009 consisting of Frank Musso, Chairman; Darwin Hu, member; and Ed Straw, member.  The Board determined that each Audit Committee member has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee.  The Audit Committee Charter was adopted On March 31, 2009.

Subsequent to January 20, 2009, the Audit Committee began assisting the Board in its general oversight of our financial reporting, internal controls, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm.

As all our executive officers are currently under employment agreements, we do not have a separate compensation committee. At this time, we do not intend to establish a separate compensation committee, as this function will be performed by our full Board of Directors. We also do not currently have a separate nominating committee as this function is performed by our full Board of Directors. Our entire Board of Directors is active in the nominating and compensation process. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. The Board of Directors carefully considers nominees regardless of whether they are nominated by stockholders or existing board-members.

Special meetings may be held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock.  Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2008, we believe all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Code of Ethics

Our board of directors adopted a Code of Ethics, including an Insider Trading Policy, applicable to all Document Capture employees and members of our Board of Directors.  Each employee and board member is required to sign our Code of Ethics every year. Any amendment of our Code of Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer and controller, principal accounting officer, directors or persons performing similar functions will be disclosed on our website within 4 business days of the date of such amendment or waiver.  In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed. Our Code of Ethics, originally adopted in March 2005, was updated in February 2008 and was filed as Exhibit 14.1 to our Form 10-KSB for the year ended December 31, 2007.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth, for the years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the year ended December 31, 2008: (i)individuals who served as, or acted in the capacity of, our principal executive officer and principal financial officer for the year ended December 31, 2008; and (ii) our only other executive officer whose salary bonus exceeded $100,000 with respect to the years ended December 31, 2008 and 2007 and who was employed by us at December 31, 2008.

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary ($)		Option Awards(2) ($)		All Other Compensation (3) ($)	Total Compensation ($)
David Clark, Chief Executive Officer and	2008	186,458		175,188	(5)	-0-	361,646
Director	2007	150,000		194,400	(6)	-0-	344,400

William Hawkins, President, Chief Operating	2008	191,875		175,188	(7)	7,675	374,738
Officer, Secretary and Director	2007	160,000		194,400	(8)	3,633	358,033

M. Carolyn Ellis, Chief Financial Officer	2008	148,750		109,493	(9)	4,559	262,802
	2007	22,500	(4)	99,000	(10)	-0-	121,500

 (1)DCT did not have any bonuses, stock awards, non-equity incentive plan compensation or non-qualified deferred compensation earnings during 2008 or 2007.

(2)Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers.  DCT calculated these amounts in accordance with the provisions of Statement of Financial Accounting Standards 123-R, Share-Based Payment.  See “Note 4:  Employee Equity Incentive Plans” in Part II, Item 8 – Financial Statements of this Form 10-K.

(3)Represents the Company’s match on the named executives’ 401(k) contribution.

(4) Represents actual salary payments from November 1, 2007 through December 31, 2007 based on an annual salary of $135,000.

(5) Represents the total fair value (as discussed in (2) above) of 600,000 incentive stock options granted during the year ended December 31, 2008, of which 100,000 were for serving as a DCT director.  One-third of the options vest on July 15, 2009, one-third vest on July 15, 2010 and one-third vest on July 15, 2011.

(6) Represents the total fair value (as discussed in (2) above) of 400,000 incentive stock options granted during the year ended December 31, 2007, of which 80,000 were for serving as a DCT director.  One-third of the options vested on March 28, 2007, one-third vested on March 28, 2008 and one-third vest on March 28, 2009.

(7) Represents the total fair value (as discussed in (2) above) of 600,000 incentive stock options granted during the year ended December 31, 2008, of which 100,000 were for serving as a DCT director.  One-third of the options vest on July 15, 2009, one-third vest on July 15, 2010 and one-third vest on July 15, 2011.

(8) Represents the total fair value (as discussed in (2) above) of 400,000 incentive stock options granted during the year ended December 31, 2007.  One-third of the options vested on March 28, 2007, one-third vested on March 28, 2008 and one-third vest on March 28, 2009.

(9) Represents the total fair value (as discussed in (2) above) of 375,000 incentive stock options granted during the year ended December 31, 2008.  One-third of the options vest on July 15, 2009, one-third vest on July 15, 2010 and one-third vest on July 15, 2011.

(10) Represents the total fair value (as discussed in (2) above) of 150,000 non-qualified stock options granted during the year ended December 31, 2007. All options vested on November 1, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding unexercised stock options, stock that has not vested, and equity incentive plan awards at December 31, 2008 by the named executive officers.

OUTSTANDING EQUITY AWARDS TABLE

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Expiration Date
David Clark	343,465	-		-	0.01	4/26/2012
Chief Executive Officer	213,333	106,667	(1)	-	0.70	3/25/2017
and Director	53,334	26,666	(1)	-	0.70	3/25/2017
	-	500,000	(2)	-	0.30	7/13/2018
	-	100,000	(2)	-	0.30	7/13/2018
William Hawkins	598,850	-		-	0.01	4/26/2012
President,	266,667	133,333	(1)	-	0.70	3/25/2017
Chief Operating Officer,	-	500,000	(2)	-	0.30	7/13/2018
Secretary and Director	-	100,000	(2)	-	0.30	7/13/2018
M. Carolyn Ellis	150,000	-		-	0.60	10/30/2014
Chief Financial Officer	-	375,000	(2)	-	0.30	7/13/2018

(1)All of the unexercisable options at December 31, 2008 vested on March 28, 2009.

(2)One-third of the unexercisable options at December 31, 2008 vested on July 15, 2009, one-third will vest on July 15, 2010 and one-third will vest on July 15, 2011.

SARS/Long-Term Incentive Plans – Awards in Last Fiscal Year

No stock appreciation rights or long-term incentives were awarded to any executive officer or director during the year ended December 31, 2008.

Option Exercises and Stock Vested

The Company had no options exercised during the year ended December 31, 2008.

Equity Compensation Plan Information

The Company issues options under two different stock option plans (both approved by shareholders) as well as through employment agreements with key employees, executives and consultants (approved by the board of directors on a case-by-case basis). The following table sets forth, by the respective option plan, certain aspects of the Company’s stock options as of December 31, 2008:

	Option Approval Method			Options Outstanding and Options Available
Description	Board of Directors	Board of Directors and Shareholders	Total	Outstanding	Available For Future Grant	Total
2002 Amended and Restated Stock Option Plan	-	3,200,000	3,200,000	3,200,000	-	3,200,000

Key Personnel Option Grants	6,650,000	-	6,650,000	4,891,165	-	4,891,165
2006 Stock Option Plan		2,500,000	2,500,000	1,204,333	1,295,667	2,500,000

Total	6,650,000	5,700,000	12,350,000	9,295,498	1,295,667	10,591,165

2002 Amended and Restated Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2002 Amended and Restated Stock Option Plan (“2002 Plan”). Currently, the plan is administered by our Board of Directors. The 2002 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2002 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.

In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2002 Plan provides that each outstanding option will fully vest and become exercisable. The maximum number of options that can be granted under the 2002 Plan is 3,200,000. As of August 27, 2009, there were no options to purchase common shares available for future grant.

2006 Stock Option Plan

On June 23, 2006 at our stockholders’ annual meeting, our stockholders approved the adoption of the 2006 Stock Option Plan (“2006 Plan”). Currently the plan is administered by our Board of Directors. The 2006 Plan generally provides for the grant of either qualified or nonqualified stock options to officers, employees, directors and consultants at not less than 85% of the fair market value of our common stock as of the grant date.

The 2006 Plan provides that vested options may generally be exercised for three months after termination of employment and for 12 months after termination of employment as a result of death or disability. If the Company liquidates, optionees will be notified at least 30 days prior to the proposed dissolution or liquidation to give optionees time to exercise any vested options. To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action. However, the plan administrator may, under its sole discretion, permit exercise of any options prior to their termination, even if such options were not otherwise exercisable. In the event of our change in control (including our merger with or into another corporation, or sale of substantially all our assets), the 2006 Plan provides that each outstanding option will fully vest and become exercisable. The current maximum number of options that can be granted under the 2006 Plan is 1,500,000 and if Proposal 2 or this Proxy Statement is approved by stockholders, the maximum number of options that can be granted under the 2006 Plan will be 2,500,000. As of August 27, 2009, options to purchase 1,129,000 common shares were available for future grant.

Compensation of Directors

The general policy of the Board is that compensation for directors should consist primarily of equity-based compensation.

The following table details the total compensation earned by DCT’s non-employee directors during the year ended and as of December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)		Total Compensation ($)
Edward Straw	-	297,643	(2)	297,643
Frank Musso	-	29,198	(3)	29,198
Darwin Hu	-	29,198	(3)	29,198
Lawrence Liang	10,000	-		10,000

(1) Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the Option Award column of the Summary Compensation Table represent the dollar amount, without any risk of forfeiture, recognized for financial reporting purposes related to grants of options to each of the listed officers.  DCT calculated these amounts in accordance with the provisions of Statement of Financial Accounting Standards 123-R, Share-Based Payment.
(2) Represents the total fair value (as discussed in (1) above) of 1,000,000 incentive stock options granted during the year ended December 31, 2008, for serving as DCT’s Chairman of the Board.  One-fourth of the options vest on July 15, 2009, one-fourth vest on July 15, 2010, one-fourth on July 2011 and one-fourth on July 15, 2012.

(3) Represents the total fair value (as discussed in (1) above) of 100,000 incentive stock options granted during the year ended December 31, 2008, for serving as director.  One-third of the options vest on July 15, 2009, one-third vest on July 15, 2010 and one-third vest on July 15, 2011.

Employment Contracts

David Clark, Chief Executive Officer and Director

Mr. Clark has been our Chief Executive Officer since March 1, 2008 and prior thereto served as Senior Vice President of Business Development and a director since July 15, 2004.

In April 2005, we entered into an employment agreement with Mr. David Clark pursuant to which he agreed to serve as our Senior VP of Business Development. The agreement provides for an initial term of three years, an annual salary to Mr. Clark of $150,000 and an annual bonus to be determined by our Board of Directors. In connection with the agreement, Mr. Clark was issued non-qualified options to purchase up to 800,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Clark's employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary.

On January 18, 2008, we entered into an addendum to the April 2005 employment agreement with Mr. Clark (the “Clark Addendum”). The Clark Addendum extended the initial term of Mr. Clark's employment with the Company for an additional six months, from thirty-six months to forty-two months, commencing on April 26, 2005. In addition, the Clark Addendum provided for an increase in Mr. Clark's annual base salary from $150,000 to $175,000 effective January 1, 2008. The Clark Addendum was filed as Exhibit 10.11 to our Form 10-KSB for the year ended December 31, 2007.

On February 26, 2008, we entered into an addendum to the employment agreement with Mr. Clark (the “Clark Second Addendum”). The Clark Second Addendum amended Mr. Clark’s employment agreement to reflect his new position as Chief Executive Officer of the Company and his resignation as Chief Investment Officer of the Company effective March 1, 2008. The Clark Second Addendum was filed as Exhibit 10.31 to our Form 10-KSB for the year ended December 31, 2007.

On July 15, 2008, we entered into an addendum to the employment agreement with Mr. Clark (the “Clark Third Addendum”). The Clark Third Addendum amends Mr. Clark’s employment agreement and the other Clark Addenda to (i) extend the expiration date of the employment agreement to December 31, 2010; (ii) increase Mr. Clark’s annual base salary to $200,000 from $175,000; (iii) change the geographic location provision of the “Termination by Employee” section of the Employment Agreement to Palm Beach County, Florida from San Jose, California; (iv) extend the term of his severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (v) add an arbitration provision to the “Termination by Employer” section of the employment agreement. The Clark Third Addendum was filed as Exhibit 10.2 to our Form 8-K filed on July 21, 2008.

William Hawkins, President, Chief Operating Officer, Director and Secretary

Mr. Hawkins became our President on March 1, 2008 and prior thereto served as Chief Operating Officer and Secretary since April 2, 2004. On June 8, 2007, he was appointed to our board of directors.

In April 2005, we entered into an employment agreement with Mr. William Hawkins pursuant to which he agreed to serve as our Chief Operating Officer. The agreement provides an initial term of three years, an annual salary to Mr. Hawkins of $160,000 and an annual bonus to be determined by our Board of Directors. In connection with the agreement, Mr. Hawkins was issued non-qualified options to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.01 per share. One-third of the options vested immediately upon the execution of the employment agreement, one-third vested on April 3, 2006 and one-third vested on April 2, 2007. The agreement also provides for the executive's ability to participate in our health insurance program. In the event that Mr. Hawkins' employment is terminated other than with good cause, he will receive a payment of the lesser of his then remaining salary due pursuant to the employment agreement or six months of base salary at his then current annual salary.

On January 18, 2008, we entered into an addendum to the April 2005 employment agreement with Mr. Hawkins (the “Hawkins Addendum”). The Hawkins Addendum extended the initial term of Mr. Hawkins’ employment with the Company for an additional six months, from thirty-six months to forty-two months, commencing on April 26, 2005. In addition, the Hawkins Addendum provided for an increase in Mr. Hawkins' annual base salary from $160,000 to $180,000 effective January 1, 2008. The Hawkins Addendum was filed as Exhibit 10.10 to our Form 10-KSB for the year ended December 31, 2007.

On February 26, 2008, we entered into an addendum to the employment agreement with Mr. Hawkins (the “Hawkins Second Addendum”). The Hawkins Second Addendum amended Mr. Hawkins’ employment agreement and the Hawkins Addendum to include his new position as President of the Company effective March 1, 2008. The Hawkins Second Addendum was filed as Exhibit 10.30 to our Form 10-KSB for the year ended December 31, 2007.

On July 15, 2008, we entered into an addendum to the employment agreement with Mr. Hawkins (the “Hawkins Third Addendum”). The Hawkins Third Addendum amends Mr. Hawkins’ employment agreement and the other Hawkins Addenda to (i) extend the expiration date of the employment agreement to December 31, 2010; (ii) increase Mr. Hawkins’ annual base salary to $200,000 from $185,000; (iii) extend the term of his severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (iv) add an arbitration provision to the “Termination by Employer” section of the employment agreement. The Hawkins Third Addendum was filed as Exhibit 10.3 to our Form 8-K filed on July 21, 2008.

M. Carolyn Ellis, Chief Financial Officer

In November 2007, we entered into an employment agreement with Ms. M. Carolyn Ellis pursuant to which she agreed to serve as our Chief Financial Officer. The agreement provides for an initial term of twelve months, an annual salary to Ms. Ellis of $135,000 and an annual bonus to be determined by our board of directors. In connection with the agreement, Ms. Ellis was issued non-qualified options to purchase up to 150,000 shares of our common stock at an exercise price of $0.60 per share. The options vested on November 1, 2007.  The agreement also provides for the executive’s ability to participate in our health insurance program. In the event that Ms. Ellis’ employment is terminated other than with good cause, she will receive a payment of the lesser of her then remaining salary due pursuant to the employment agreement or three months of base salary at her then current annual salary. Ms. Ellis’ employment agreement was filed as Exhibit 10.12 to our Form 10-KSB for the year ended December 31, 2007.

On July 15, 2008, we entered into an addendum to the employment agreement with Ms. M. Carolyn Ellis (the “Ellis Addendum”). The Ellis Addendum amends Ms. Ellis’ employment agreement (i) extend the expiration date of the employment agreement to December 31, 2010; (ii) increase Ms. Ellis’ annual base salary to $165,000 from $135,000; (iii) change the geographic location provision of the “Termination by Employee” section of the Employment Agreement to San Diego, California from San Jose, California; (iv) extend the term of her severance and C.O.B.R.A premium payments to twelve (12) months from six (6) months; and (v) add an arbitration provision to the “Termination by Employer” section of the employment agreement. The Ellis Addendum was filed as Exhibit 10.4 to our Form 8-K filed on July 21, 2008.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of August 27, 2009, information regarding the beneficial ownership of our common stock based upon the most recent information available to us for: (i) each person known by us to own beneficially more than five (5%) percent of our outstanding common stock, (ii) each of our officers and directors, and (iii) all of our officers and directors as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned by them. As of August 27, 2009 there were 18,468,770 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Common Shares Beneficially Owned

Richard Dietl (2)	8,161,014	37.4%
Syscan Imaging Limited (3)	3,173,514	17.2
Directors and Executive Officers:
Edward Straw (4)	250,000	1.3
William Hawkins (5)	1,598,850	8.1
David Clark (6)	1,443,465	7.4
M. Carolyn Ellis (7)	275,000	1.5
Darwin Hu (8)	1,612,183	8.2
Frank Musso (9)	33,333	*
All Directors and Officers as a group (6 persons)	5,212,831	23.7

* Less than one percent.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Includes (i) 4,800,000 shares of common stock, (ii) 187,500 shares of common stock underlying options granted to Mr. Dietl, and (iii) 3,173,514 shares of common stock issuable upon the exercise of an option granted to Mr. Dietl by Syscan Imaging Ltd. to purchase all of the remaining shares held by Syscan Imaging Ltd., which is currently exercisable and which Mr. Dietl has sole voting power over such shares. Does not include 562,500 shares of common stock underlying options that are not exercisable within the next 60 days. The address for Mr. Dietl is One Penn Plaza, 50 th  Floor, New York, NY 10119.

(3) The sole shareholder of Syscan Imaging Limited is Syscan Technology Holdings Limited (“STH”), a publicly-held company whose shares are listed on The Growth Enterprise Market of the Stock Exchange of Hong Kong Limited. The address for Syscan Imaging Limited is Unit C, 21st Floor, 9-23 Shell Street, North Point , Hong Kong.

(4) Includes 250,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include 750,000 shares of common stock underlying options granted to Mr. Straw that are not exercisable within the next 60 days.

(5) Includes (i) 400,000 shares of common stock and (ii) 1,198,850 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 400,000 shares of common stock underlying options that are not exercisable within the next 60 days.

 (6) Includes (i) 500,000 shares of common stock and (ii) 943,465 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 400,000 shares of common stock underlying options that are not exercisable within the next 60 days.

(7) Includes 275,000 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include 250,000 shares of common stock underlying options granted to Ms. Ellis that are not exercisable within the next 60 days.

(8) Includes (i) 500,000 shares of common stock and (ii) 1,112,183 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof. Does not include 66,667 shares of common stock underlying options that are not exercisable within the next 60 days.

(9) Includes 33,333 shares of common stock issuable upon the exercise of options that are either vested or will vest within 60 days from the date hereof.  Does not include 166,667 shares of common stock underlying options granted to Mr. Musso that are not exercisable within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2008, we entered into the following transactions required to be reported under Item 404 of Regulation S-K (“Item 404”):

Certain Relationships and Related Transactions

Manufacturing of Our Product

We purchase the majority of our finished scanner imaging products from Shenzhen Syscan Technology (“SST”), a wholly-owned subsidiary of Syscan Technology Holdings Limited ("STH"), the parent company of our former majority stockholder.

Purchases from SST totaled $6,816,000 and $8,369,000 for the years ended December 31, 2008 and 2007, respectively.  All purchases from SST were carried out in the normal course of business. We have established a pricing agreement with SST, which is negotiated semi-annually.  We believe the quality of the product as well as the price we pay for the product is far more favorable to us than we could attain from an unrelated manufacturer.

As a result of these purchases, DCT was liable to SST for $393,000 and $578,000 at December 31, 2008 and 2007, respectively.

Related-Party Net Sales

During the year ended December 31, 2008, DCT recorded net sales totaling $57,000 for finished scanners sold to SST.  The related cost of goods sold was $41,000.  This transaction contained similar terms and conditions as for other transactions of this nature entered into by DCT.

Director Independence

Each of Messrs. Straw, Musso and Hu qualify as “independent” in accordance with Rule 10A-3 of the Exchange Act.   Mr. Clark and Mr. Hawkins do not qualify as independent because they are DCT employees.

Other than those described above, we have no material transactions which involved or are planned to involve a direct or indirect interest of a director, executive officer, greater than 5% stockholder or any family member of such parties.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by the independent members of our board of directors.

PROPOSAL 2

APPROVAL OF THE 2009 STOCK OPTION PLAN

On August 270, 2009, the Company’s Board of Directors adopted a resolution approving the 2009 Stock Option Plan under which 1,500,000 shares of the Company’s common stock will be reserved for issuance (8.1% of the outstanding shares as of August 27, 2009) (“2009 Stock Option Plan”).  The Plan will not become effective until it is approved by the Company’s stockholders. The Board is asking the Company’s stockholders to approve the 2009 Stock Option Plan so that the Company may issue stock options thereunder, thereby providing additional incentives to those persons responsible for the success of the Company and allowing the Company to continue its policy of allowing those persons to share in the appreciation of the value of the Company’s stock. No options have been granted under the 2009 Stock Option Plan to date, and there is no plan by the Company to issue any options pursuant to the 2009 Stock Option Plan at this time.

DESCRIPTION OF THE 2009 STOCK OPTION PLAN

The following is a description of the purpose and certain of the provisions of the 2009 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the 2009 Stock Option Plan, which is attached hereto as Exhibit A.

Description of the Plan

The Purpose of the Plan.  The purpose of the Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option shall be designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”).

The Board of Directors believes that the ability to grant stock options to employees which qualify for ISO treatment provides an additional material incentive to certain key employees. The Internal Revenue Code requires that ISOs be granted pursuant to an option plan that receives stockholder approval within one year of its adoption. The Company adopted the Plan in order to comply with this statutory requirement and preserve its ability to grant ISOs.

The benefits to be derived from the Plan, if any, are not quantifiable or determinable.

Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company, or by any committee that the Company may in the future form and to which the Board of Directors may delegate the authority to perform such functions (in either case, the “Administrator”).  The Board of Directors shall appoint and remove members of the committee in its discretion in accordance with applicable laws.  In the event that the Company establishes such a committee and is required to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”), the committee shall, in the Board of Director's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.  Notwithstanding the foregoing, the Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper and the Board of Directors, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant options; (ii) to determine the fair market value of the Common Stock subject to options; (iii) to determine the exercise price of options granted; (iv) to determine the persons to whom, and the time or times at which, options shall be granted, and the number of shares subject to each option; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each option granted (which need not be identical), including but not limited to, the time or times at which options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an option; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Administrator may delegate non-discretionary administrative duties to such employees of the Company as it deems proper.

Shares of Stock Subject to the Plan. Subject to the conditions outlined below, the total number of shares of stock which may be issued under options granted pursuant to the Plan shall not exceed 1,500,000 shares of Common Stock, $.001 par value per share.

The number of shares of Common Stock subject to options granted pursuant to the Plan may be adjusted under certain conditions.  If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the Plan, and (ii) the exercise price of each outstanding option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board of Directors in its sole discretion.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least thirty days prior to such proposed action.  To the extent not previously exercised, all options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any options prior to their termination, even if such options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the Stockholders of the Company receive securities of the acquiring entity or an affiliate thereof, all options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the options prior to consummation of such event, even if such options were not otherwise exercisable.

Participation. Every person who at the date of grant of an option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

Option Price. The exercise price of a NQSO shall be not less than 85% of the fair market value of the stock subject to the option on the date of grant.  To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value of the stock covered by the option at the time the option is granted.  The exercise price of an ISO granted to any 10% Stockholder shall in no event be less than 110% of the fair market value of the stock covered by the Option at the time the Option is granted.

Term of the Options.  The Administrator, in its sole discretion, shall fix the term of each option, provided that the maximum term of an option shall be ten years. ISOs granted to a 10% Stockholder shall expire not more than five years after the date of grant. The Plan provides for the earlier expiration of options in the event of certain terminations of employment of the holder.

Restrictions on Grant and Exercise. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will or by operation of law.  During the life of the optionee, an option shall be exercisable only by the optionee.

Termination of the Plan. The Plan shall become effective upon adoption by the Board or Directors; provided, however, that no option shall be exercisable unless and until written consent of the Stockholders of the Company, or approval of Stockholders of the Company voting at a validly called Stockholders’ meeting, is obtained within twelve months after adoption by the Board of Directors.  If such Stockholder approval is not obtained within such time, options granted pursuant to the Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted pursuant to the Plan shall be treated as NQSOs. Options may be granted and exercised under the Plan only after there has been compliance with all applicable federal and state securities laws.  The Plan shall terminate within ten years from the date of its adoption by the Board of Directors.

Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than thirty days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the expiration date of the option (the “Expiration Date”)); provided, however, that if such exercise of the option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the option remains exercisable after Termination, options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). “Employment” includes service as a director or as a consultant.  For purposes of the Plan, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

Amendments to the Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs.  No amendment, alteration, suspension or discontinuance shall require Stockholder approval unless (i) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (ii) the Board of Directors otherwise concludes that stockholder approval is advisable.

Tax Treatment of the Options.  Under the Code, neither the grant nor the exercise of an ISO is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the Common Stock acquired upon exercise of the ISO.  Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee.  Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income. Optionees who receive NQSOs will be subject to taxation upon exercise of such options on the spread between the fair market value of the Common Stock on the date of exercise and the exercise price of such options.  This spread is treated as ordinary income to the optionee, and the Company is permitted to deduct as an employee expense a corresponding amount.  NQSOs do not give rise to a tax preference item subject to the alternative minimum tax.

REQUIRED VOTE AND RECOMMENDATION

Stockholder approval of the 2009 Stock Option Plan is required under the Internal Revenue Code of 1986, as amended, in order for options granted under the 2009 Stock Option Plan to be considered “incentive stock options.” The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the 2009 Stock Option Plan as set forth in this Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
COMPANY’S 2009 STOCK OPTION PLAN

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE
COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31,
2009

On January 9, 2009 the Company’s Board of Directors appointed the firm of Hein & Associates LLP (“Hein”) to serve as the Company’s independent auditors for the Company’s year ended December 31, 2008. Hein replaced Clancy & Co., P.L.L.C. (“Clancy”) as the Company’s independent auditor for the Company’s year ended December 31, 2008 after Clancy resigned as the Company’s independent auditors. The independent accountant’s report of Clancy on the Company’s consolidated financial statements for the year ended December 31, 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The independent accountant’s report of Hein on the Company’s consolidated financial statements for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Prior to engaging Hein, the Company had not consulted Hein regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The following table is a summary of the fees billed for the audit and other services provided by our independent registered public accounting firm, Hein for 2008 and Clancy for 2007:

Fee Category	Year Ended December 31, 2008	Year Ended December 31, 2007
Audit fees	$159,675	$79,413
Audit-related fees	-	-
Tax fees	4,350	4,550
All other fees	-	-

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements, including post-effective amendments to previously filed registration statements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

All Other Fees.  No other fees have been billed for products and services billed by our accountants.

Policy Related to Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Accounting Firm.

During the years ended December 31, 2008 and 2007, our Board of Directors had a policy of pre-approving all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

Effective January 20, 2009, in connection with the establishment of our Audit Committee, the Board of Directors delegated the policy of pre-approving all audit and permissible non-audit services provided by the independent auditors to the Audit Committee.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2009 as set forth in this Proposal 3. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2009

GENERAL

The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the common stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

A copy of the Annual Report for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Document Capture Technologies, Inc., 1798 Technology Drive, Suite 178, San Jose, California 95110 Attn: William Hawkins, Secretary.  Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement by accessing http://www.docucap.com/index.php?/static/annual_shareholders_meeting_2009.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, FOR the approval of the 2009 Stock Option Plan, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2009.

Stockholder Proposals for 2009 Annual Meeting and General Communications

Any stockholder proposals intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company at its office in San Jose, California on or before March 31, 2010 in order to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2009 Annual Meeting.

Stockholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in San Jose, California.

Voting of Proxies

Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of all the Directors, FOR the approval of the 2009 Stock Option Plan, and FOR the approval of the appointment of Hein & Associates LLP as the Company’s independent auditors for the year ended December 31, 2009.

Revocability of Proxy

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

Method of Counting Votes

Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Proposal 1, the Proxy confers authority to vote for all of the six persons listed as candidates for a position on the Board of Directors even though the block in Proposal 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted “For” Proposal 2 unless “Against” or “Abstain” is indicated.  The Proxy will be voted “For” Proposal 3 unless “Against” or “Abstain” is indicated.  If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors

/s/ David Clark
David Clark
Chief Executive Officer

August 27, 2009

EXHIBIT A

2009 STOCK OPTION PLAN
OF
DOCUMENT CAPTURE TECHNOLOGIES, INC.

1.	PURPOSES OF THE PLAN

The purposes of the 2009 Stock Option Plan (the “Plan”) of Document Capture Technologies, Inc., a Delaware corporation (the “Company”), are to:

(a)                 Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)                 Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

(c)                 Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan.  Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan.  The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code.  The term “employee” (within the meaning of Section 3401(c) of the Code) includes an officer or director who is an employee of the Company.  The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares which may be issued under Options granted pursuant to this Plan shall not exceed one million five hundred thousand (1,500,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

(a)                 The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”).  The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)                 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Shares subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan.  The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)                 All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator.  Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

(a)                 No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)                 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)                 The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

(d)                 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.   NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1                 Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1                    Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2                    Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action.  To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable.  In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3                    Time of Option Exercise.  Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4                    Option Grant Date.  The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5                    Nontransferability of Option Rights.  Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.  During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6                    Payment.  Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company.  The Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment:

(a)         Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b)         Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7                    Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date).  If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant.  For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8                    Withholding and Employment Taxes.  At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes.  Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9                    Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10                    Determination of Value.  For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a)         Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b)         In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11                    Option Term.  Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2                 Terms and Conditions to Which Only NQSOs Are Subject.  Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1                    Exercise Price.

(a)         Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b)         To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3                 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1                    Exercise Price.

(a)         Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b)         The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2                    Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3                    Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4                    Term.  Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

(a)                 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)                 Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock.  An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options.  No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board.  If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.  This Plan shall terminate within ten years from the date of its adoption by the Board.

DOCUMENT CAPTURE TECHNOLOGIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of DOCUMENT CAPTURE TECHNOLOGIES, INC. (the “Company”) hereby appoints DAVID CLARK as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the annual meeting of stockholders of the Company to be held on Monday September 14, 2009 at 11:00 a.m. Eastern Standard Time at One Penn Plaza, New York, New York 10119, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated to the contrary).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees receiving the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified
(Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out his name below)

Edward M. Straw	David Clark	William Hawkins
Darwin Hu	Frank Musso	Jody R. Samuels

2.	APPROVAL OF THE COMPANY’S 2009 STOCK OPTION PLAN.

☐       FOR
☐       AGAINST
☐       ABSTAIN

3.	APPROVAL OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE YEAR ENDED DECEMBER 31, 2009.

☐       FOR
☐       AGAINST
☐       ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” the election of directors in Item 1, “FOR” the approval of the Company’s 2009 Stock Option Plan in Item 2 and “FOR” the appointment of Hein & Associates LLP as the Company’s independent auditor in Item 3.  This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

Stockholders may access a copy of the Company’s definitive proxy statement by accessing http://www.docucap.com/index.php?/static/annual_shareholders_meeting_2009.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:
Signature

Signature if jointly owned

Print name

No. of shares

Please sign exactly as the name appears on your stock certificate.  When shares of capital stock are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such.  If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer.  If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE